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                                     EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Direct Focus, Inc. on Form S-8 of our report dated February 26, 1999, appearing in Registration Statement No. 333-73243 of Direct Focus, Inc. on Form S-1 under the Securities Act of 1933.

Deloitte & Touche LLP


/s/ Deloitte & Touche LLP
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Portland, Oregon
May 24, 1999